\\DC - 088353/000017 - 16216426 v8 CONFORMIS, INC. 2015 STOCK INCENTIVE PLAN PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT COVER SHEET Conformis, Inc., a Delaware corporation (the “Company”), hereby grants performance- based restricted stock units (the “Performance Stock Units”) relating to shares of the Company’s common stock, par value $0.0001 per share (the “Stock”), to the Grantee named below, subject to the achievement of performance goals and vesting conditions set forth below. Additional terms and conditions of the Performance Stock Units are set forth on this cover sheet and in the attached Performance Stock Unit Agreement (together, the “Agreement”) and the Company’s 2015 Stock Incentive Plan (as amended from time to time, the “Plan”). Grant Date: Name of Grantee: Target Number of Performance Stock Units: Maximum Number of Performance Stock Units: Performance Period: • Beginning on the Grant Date, and • Ending on ___________ You agree to all of the terms and conditions described in this Agreement and in the Plan, unless you deliver a notice in writing within thirty (30) days of receipt of this Agreement to the Company stating that you do not accept the terms and conditions described in this Agreement and in the Plan. You acknowledge that you have carefully reviewed the Plan and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent. Attachment This is not a stock certificate or a negotiable instrument.

2 \\DC - 088353/000017 - 16216426 v8 CONFORMIS, INC. 2015 STOCK INCENTIVE PLAN PERFORMANCE STOCK UNIT AGREEMENT Performance Stock Units Performance Stock Unit Transferability Vesting This Agreement evidences an award of Performance Stock Units in the number set forth on the cover sheet and subject to the terms and conditions set forth in this Agreement and the Plan. Subject to satisfaction of the time-based vesting requirement set forth below, the number of shares of Stock, if any, that may be issued pursuant to the terms of this Agreement will be calculated based on the attainment, as determined by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company, of the performance goals described in Exhibit A to this Agreement (the “Performance Goals”), which number of shares of Stock may be equal to all or a portion, including none, of the Maximum Number of Performance Stock Units set forth on the cover sheet. If the Performance Goals are not achieved during the Performance Period at a vesting percentage (as described on Exhibit A) in excess of zero, you will forfeit all of your unvested Performance Stock Units as of the end of the Performance Period, except as otherwise provided in this Agreement. Prior to the Settlement Date (as defined below), your Performance Stock Units may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered, whether by operation of law or otherwise, nor may the Performance Stock Units be made subject to execution, attachment, or similar process. If you attempt to do any of these things, you will immediately and automatically forfeit your Performance Stock Units. Except as otherwise provided herein, your Performance Stock Units will vest and become non-forfeitable on (A) the date the Committee certifies the achievement of the Performance Goals following the close of the Performance Period or, (B) in the event of a Change in Control (as defined below) consummated prior to the end of the Performance Period, the last day of the Performance Period (in each case, the “Vesting Date”), and subject to your continued employment with the Company from the Grant Date through the Vesting Date, but only to the extent and in the vesting percentage that the Performance Goals have been satisfied. Promptly following the completion of the Performance Period (and no later than ten (10) days following the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended ___________) or, in the event of a Change in Control consummated prior to the end of the Performance Period, as soon as practicable in connection with such Change in Control (and no later than the earlier of the date that the Board approves such Change in Control or sixty (60) days following the occurrence of such Change in Control), the Committee will review and certify in writing (i)

3 \\DC - 088353/000017 - 16216426 v8 whether, and to what extent, the Performance Goals have been achieved and (ii) the number of Performance Stock Units that are eligible to vest. Such certification will be final, conclusive, and binding. You will forfeit to the Company all of the unvested Performance Stock Units to the extent the specified Performance Goals have not been achieved, as determined by the Committee. Vesting upon Termination of Employment Prior to a Change in Control Death or Disability. If, prior to a Change in Control, your employment terminates more than 12 months after the Grant Date but prior to the Vesting Date as a result of your death or because of a termination of your employment by the Company for Disability, your Performance Stock Units will vest as to the Target Number of Performance Stock Units set forth on the cover sheet on the effective date of your termination of employment. If your employment terminates following the end of the Performance Period but prior to the Vesting Date as a result of your death or because of a termination of your employment by the Company for Disability, your Performance Stock Units will vest to the extent and in the vesting percentage that the Performance Goals have been satisfied as if your employment had not terminated, effective as of the Vesting Date. Certain Terminations without Cause or for Good Reason. If, prior to a Change in Control, your employment terminates prior to the Vesting Date because of your involuntary termination of employment by the Company without Cause or your voluntary termination for Good Reason, you will remain eligible to vest on the Vesting Date (to the extent and in the vesting percentage that the Performance Goals are satisfied) with respect to a pro rata portion of the Performance Stock Units as if your employment had not terminated, which pro rata portion will be calculated by multiplying the total number of the Performance Stock Units that would vest based on actual performance (i.e., the Target Number of Performance Share Units set forth on the cover sheet multiplied by the applicable vesting percentage determined in accordance with Exhibit A) by a fraction, the numerator of which equals the sum of the number of days that you provided employment during the Performance Period and the Additional Period, if any (provided that (i) if your employment terminates less than 12 months after the Grant Date because of your involuntary termination of employment by the Company without Cause or your voluntary termination for Good Reason, the number of days that you will be deemed to have provided employment during the Performance Period for purposes of this calculation shall be zero, and (ii) such sum shall in no event be greater than the total number of days in the Performance Period), and the denominator of which equals the total number of days in the Performance Period, rounded down to the nearest whole unit, effective as of the Vesting Date. For purposes of the foregoing, “Additional Period” means, if you are party to a Company

4 \\DC - 088353/000017 - 16216426 v8 Employment Agreement providing for, in the case of involuntary termination of employment by the Company without Cause or your voluntary termination for Good Reason, acceleration of outstanding unvested equity grants that would have vested during a specific length of time following termination had you continued to be employed during such time, such specific length of time as set forth in such Company Employment Agreement. For the avoidance of doubt, the existence of any Additional Period in a Company Employment Agreement shall not provide you with any right to deemed achievement of any of the Performance Goals hereunder. Other Terminations. If, prior to the Vesting Date, your employment terminates (i) because of your involuntary termination of employment by the Company for Cause, (ii) because of your death, termination of your employment by the Company for Disability, involuntary termination of employment by the Company without Cause or your voluntary termination for Good Reason, in each case within 12 months of the Grant Date in a circumstance where no Additional Period is applicable pursuant to the preceding paragraph, or (iii) because of your voluntary termination other than for Good Reason, you will forfeit to the Company all of the unvested portion of the Performance Stock Units on the date of your termination of employment. Change in Control Notwithstanding the vesting schedule set forth above, upon the consummation of a Change in Control during the Performance Period, the Performance Goals will be deemed achieved at the greater of (i) a percentage of 100% (i.e., the Target Number of Performance Stock Units set forth on the cover sheet) or (ii) the projected achievement of the Performance Goals as of the end of the Performance Period, as determined by the Committee in its sole discretion at the time of such Change in Control, rounded down to the nearest whole unit (such greater amount, the “Change in Control Deemed Achievement Amount”). If the Performance Stock Units are not assumed or continued in connection with such Change in Control, such Performance Stock Units shall vest as of the date of such Change in Control, at the percentage determined pursuant to this paragraph. If the Performance Stock Units are assumed or continued in connection with such Change in Control, such Performance Stock Units shall thereafter become a time-based award and shall vest and become non-forfeitable, at the percentage determined pursuant to this paragraph, on the earlier to occur of (i) your continued status as an employee of the Company through the last day of the Performance Period or (ii) your termination of employment during the period following the consummation of such Change in Control and prior to full vesting as a result of (A) death, (B) termination of your employment by the Company for Disability, (C) your involuntary termination of employment by the Company without Cause or (D) your

5 \\DC - 088353/000017 - 16216426 v8 voluntary termination for Good Reason. If the Performance Stock Units are assumed or continued in connection with the Change in Control and your employment terminates prior to end of the Performance Period (x) because of your involuntary termination of employment by the Company for Cause, or (y) because of your voluntary termination other than for Good Reason, you will forfeit to the Company all of the Performance Stock Units on the date of such termination of employment. In the event that you are party to a Company Employment Agreement with the Company providing for the acceleration of 100% of outstanding equity awards in connection with your cessation of employment in certain specific situations (such as your involuntary termination of employment by the Company without Cause or by you for Good Reason, in each case, following a Change in Control), and such a situation occurs that provides you the right to receive such acceleration in connection such a cessation, such acceleration shall be deemed to occur at the Change in Control Deemed Achievement Amount, which shall be no less than the Target Number of Performance Stock Units set forth on the cover sheet. Settlement of Performance Stock Units Your rights to receive the shares of Stock represented by your vested Performance Stock Units will become non-forfeitable on the date on which the Performance Stock Units become vested in accordance with the terms set forth herein, and the Performance Stock Units will be settled, converted into shares of Stock and delivered on, or within thirty (30) days following, such date (the “Settlement Date”), subject to any reduction required in accordance with any “clawback” or recoupment policy, as described below. On the date on which shares of Stock are delivered to you (or your beneficiary or, if none, your estate in the event of your death) under this paragraph, the Company shall also deliver to you (or your beneficiary or, if none, your estate in the event of your death) the number of additional shares of Stock, the number of any other securities of the Company and the amount of any other property (in the case of cash dividends, assuming such dividends had been reinvested in shares of Stock as of the ex-dividend date thereof), in each case that the Company distributed per share of Stock to holders generally during the period commencing on the first day of the Performance Period and ending on the delivery date, multiplied by the number of shares of Stock that are being delivered to you under this paragraph, without interest, and less any tax withholding amount applicable to such distribution. To the extent that the Performance Stock Units are forfeited prior to vesting, the right to receive such distributions shall also be forfeited. Evidence of Issuance The issuance of the shares of Stock with respect to the Performance Stock Units will be evidenced in such a manner as the Company, in its discretion, deems appropriate, including, without limitation, book-entry, registration, or issuance of one or more share certificates.

6 \\DC - 088353/000017 - 16216426 v8 Withholding You acknowledge and agree that the Company has the right to deduct from payments of any kind otherwise due to you any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the Performance Stock Units. At such time as you are not aware of any material nonpublic information about the Company or the Stock, you shall execute the instructions set forth in Exhibit B attached hereto (the “Automatic Sale Instructions”) as the means of satisfying such tax obligation. If you do not execute the Automatic Sale Instructions prior to an applicable vesting date, then you agrees that if under applicable law you will owe taxes at such vesting date on the portion of the Performance Stock Units then vested the Company shall be entitled to immediate payment from you of the amount of any tax required to be withheld by the Company. The Company shall not deliver any shares of Stock to you until it is satisfied that all required withholdings have been made. Retention Rights This Agreement and the Performance Stock Units evidenced by this Agreement do not give you the right to be retained by the Company in any capacity. The Company reserves the right to terminate your employment with the Company at any time and for any reason. Shareholder Rights You have no rights as a shareholder with respect to the Performance Stock Units unless and until the Stock relating to the Performance Stock Units has been delivered to you. No adjustments are made for dividends, distributions, or other rights if the applicable record date occurs before your certificate is issued (or an appropriate book entry is made), except as described in the Plan. Clawback The Performance Stock Units are subject to mandatory repayment by you to the Company to the extent you are or in the future become subject to any Company “clawback” or recoupment policy, including, without limitation, the executive officer recoupment policy in the Company’s Corporate Governance Guidelines, or applicable laws that require the repayment by you to the Company of compensation paid by the Company to you in the event that you fail to comply with, or violate, the terms or requirements of such policy or applicable laws. Applicable Law This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Definitions For purposes of this Agreement, the following terms shall have the following meanings: Unless otherwise defined in a Company Employment Agreement (in which case the definition contained in such Company Employment

7 \\DC - 088353/000017 - 16216426 v8 Agreement shall apply in lieu of the following), a termination of your employment by the Company for “Cause” shall mean a termination by the Company of your employment, pursuant to a reasonable good faith determination by the Company, by reason of (i) your dishonesty or fraud, gross negligence in the performance of the your duties and responsibilities, deliberate violation of a Company policy, or refusal to comply in any material respect with the legal directives of the Board or the Company’s Chief Executive Officer so long as such directives are not inconsistent with your position and duties as described herein; (ii) conduct by you that materially discredits the Company, intentional engagement by you in acts materially detrimental to the Company’s operations or business, persistent or habitual negligence in the performance of your duties and responsibilities, or your conviction of a felony involving moral turpitude; (iii) your incurable material breach of the terms of a Company Employment Agreement you have with the Company, the Company’s employee confidential information, inventions and non-competition agreement, or any other material agreement between you and the Company; or (iv) unauthorized use or disclosure by you of any proprietary information or trade secrets of the Company or any other party to whom you owe an obligation of nondisclosure as a result of your position with the Company. “Change in Control” shall mean the occurrence of any one of the following: (i) any “person”, as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, a subsidiary, an affiliate, or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or (ii) a sale of assets involving 75% or more of the fair market value of the assets of the Company as determined in good faith by the Company’s Board of Directors (the “Board”); or (iii) any merger, reorganization or other transaction of the Company whether or not another entity is the survivor, pursuant to which holders of all the shares of capital stock of the Company outstanding prior to the transaction hold, as a group, less than fifty percent (50%) of the shares of capital stock of the Company outstanding after the transaction; provided, however, that neither (A) a merger effected exclusively for the purpose of changing the domicile of the Company in which the holders of all the shares of capital stock of the Company immediately prior to the merger hold the voting power of the surviving entity following the merger in the same relative amounts with substantially the same rights, preferences and privileges, nor (B) a transaction the primary purpose of which is to raise capital for the

8 \\DC - 088353/000017 - 16216426 v8 Company, will constitute a Change of Control. “Company Employment Agreement” shall mean a written employment agreement between you and the Company, if any. Unless otherwise defined in a Company Employment Agreement (in which case the definition contained in such Company Employment Agreement shall apply in lieu of the following), a termination of your employment by the Company for “Disability” means termination by the Company of your employment by reason of your incapacitation due to disability. You may be deemed, by the Company in its sole discretion, to be incapacitated due to disability if you are unable to perform substantially all of your employment duties in the normal and regular manner due to illness, injury or mental or physical incapacity, and you have been unable so to perform for either (i) 65 consecutive normal working days, or (ii) 90 or more of the normal working days during 12 consecutive full calendar months. Nothing in the foregoing alters the Company’s obligations under applicable law, which may, in certain circumstances, result in the suspension or alteration of the foregoing time periods. Unless otherwise defined in a Company Employment Agreement (in which case the definition contained in such Company Employment Agreement shall apply in lieu of the following), a termination of your employment by you for “Good Reason” shall mean a termination of your employment by you following the occurrence of any of the following events: (i) a material reduction or alteration in your job responsibilities or title without your consent, provided that, following a Change in Control, neither a change in job title nor a reassignment to a new position will constitute a material reduction in job responsibilities, provided further that the new position is substantially similar in scope and substance to the position held prior to the Change of Control and the new job title reasonably reflects such scope and substance; (ii) relocation by the Company or a subsidiary, parent or affiliate, as appropriate, of your work site to a facility or location more than 40 miles from Billerica, Massachusetts without your consent; (iii) a material reduction in your then-current base salary without your consent, provided that an across- the-board reduction in the salary level of all other employees or consultants in positions similar to you by the same percentage amount as part of a general salary level reduction will not constitute such a salary reduction; or (iv) a material breach by the Company of a Company Employment Agreement you have with the Company (each event a “Good Reason”); provided, however, that no such event or condition shall constitute Good Reason unless (x) you give the Company a written notice of Termination for Good Reason not more than 30 days after the initial existence of the condition, (y) the grounds for termination (if

9 \\DC - 088353/000017 - 16216426 v8 susceptible to correction) are not corrected by the Company within 60 days of its receipt of such notice and your termination of employment occurs within the earlier of (i) ninety (90) days following the Company’s receipt of such notice or (ii) thirty (30) days following your receipt from Company of a notice indicating that it does not intend to correct the grounds for termination and/or that the Company disputes that the grounds for terminations constitutes a Good Reason. Any other capitalized terms used in this Agreement other than the foregoing (and other than those defined and used in Exhibit A hereto) shall have the meanings set forth in the Plan. The Plan The text of the Plan is incorporated in this Agreement by reference. This Agreement and the Plan constitute the entire understanding between you and the Company regarding the Performance Stock Units. Any prior agreements, commitments, or negotiations concerning the Performance Stock Units are superseded. Data Privacy To administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to, information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you, such as your contact information, payroll information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. By accepting the Performance Stock Units, you give explicit consent to the Company to process any such personal data. Disclaimer of Rights The grant of Performance Stock Units under this Agreement will in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to you. You will have no rights under this Agreement or the Plan other than those of a general unsecured creditor of the Company. Performance Stock Units represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the Plan and this Agreement. Electronic Delivery By accepting the Performance Stock Units, you consent to receive documents related to the Performance Stock Units by electronic delivery and, if requested, agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, and your consent shall remain in effect throughout your term of employment and thereafter until you withdraw such consent in writing to the Company. Code Section 409A The grant of Performance Stock Units under this Agreement is intended to comply with Section 409A of the Code (“Section 409A”) to the extent

10 \\DC - 088353/000017 - 16216426 v8 subject thereto, and, accordingly, to the maximum extent permitted, this Agreement will be interpreted and administered to be in compliance with Section 409A. Notwithstanding anything to the contrary in the Plan or this Agreement, neither the Company, its affiliates, the Board, nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on you under Section 409A, and neither the Company, its affiliates, the Board, nor the Committee will have any liability to you for such tax or penalty. To the extent that the Performance Share Units constitute “deferred compensation” under Section 409A, a termination of employment occurs only upon an event that would be a “separation from service” within the meaning of Section 409A. If, at the time of your separation from service, (1) you are a “specified employee” within the meaning of Section 409A, and (2) the Company makes a good faith determination that an amount payable on account of your separation from service constitutes deferred compensation (within the meaning of Section 409A), the payment of which is required to be delayed pursuant to the six (6)-month delay rule set forth in Section 409A to avoid taxes or penalties under Section 409A (the “Delay Period”), then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it in a lump sum on the first business day after the Delay Period (or upon your death, if earlier), without interest. Each installment of Performance Share Units that vest under this Agreement (if there is more than one installment) will be considered one of a series of separate payments for purposes of Section 409A. By accepting this Agreement, you agree to all of the terms and conditions described above and in the Plan. Except as otherwise provided herein, in the event that any other term of this Agreement conflicts with the terms of any employment agreement between you and the Company, the terms herein shall supersede the conflicting terms of such employment agreement.

\\DC - 088353/000017 - 16216426 v8 EXHIBIT A PERFORMANCE STOCK UNIT AGREEMENT PERFORMANCE GOALS

\\DC - 088353/000017 - 16216426 v8 EXHIBIT B Automatic Sale Instructions The undersigned hereby consents and agrees that any taxes due on a vesting date as a result of the vesting of Performance Stock Units on such date shall be paid through an automatic sale of shares as follows: (a) Upon any vesting of Performance Stock Units pursuant to the Agreement, the Company shall arrange for the sale of such number of shares of Stock issuable with respect to the Performance Stock Units that vest as is sufficient to generate net proceeds sufficient to satisfy the Company’s minimum statutory withholding obligations with respect to the income recognized by the Grantee upon the vesting of the Performance Stock Units (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income), and the Company shall retain such net proceeds in satisfaction of such tax withholding obligations. (b) The Grantee hereby appoints the Chief Legal Officer and Corporate Secretary of the Company his or her attorney in fact to sell the Grantee’s Stock in accordance with this Exhibit B. The Grantee agrees to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of shares of the Stock pursuant to this Exhibit B. (c) The Grantee represents to the Company that, as of the date hereof, he or she is not aware of any material nonpublic information about the Company or the Stock. The Grantee and the Company have structured this Agreement, including this Exhibit B, to constitute a “binding contract” relating to the sale of Stock, consistent with the affirmative defense to liability under Section 10(b) of the Securities Exchange Act of 1934 under Rule 10b5-1(c) promulgated under such Act. The Company shall not deliver any shares of Stock to the Grantee until it is satisfied that all required withholdings have been made. _________________________ Grantee Name: _________________________ Date

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